Exhibit 99.2

Ritter Pharmaceuticals, Inc. Raises $23 Million to Fund Initiation of Its Phase 3 Clinical Program in Lactose Intolerance

Los Angeles, California, October 3, 2017 – Ritter Pharmaceuticals, Inc. (NASDAQ: RTTR) (“Ritter Pharmaceuticals” or the “Company”), a leading developer of novel therapeutic products that modulate the human gut microbiome to treat gastrointestinal diseases, today announced the closing of its previously announced underwritten public offering with total gross proceeds to the Company of approximately $23 million, before deducting underwriting discounts, commissions and other offering expenses payable by the Company.

The proceeds will allow the Company to fund the initiation of its Phase 3 clinical program of RP-G28 for the treatment of lactose intolerance, expected to begin in the first half of 2018. This therapeutic has the potential to become the first U.S. Food and Drug Administration (FDA) approved treatment for lactose intolerance. The Phase 3 program incorporates guidance from the Company’s End-of-Phase 2 meeting with the FDA’s Division of Gastroenterology and Inborn Errors Products.

The Company sold to the underwriters an aggregate of (i) 34,550,000 Class A Units consisting of 34,550,000 shares of Common Stock and Warrants to purchase 34,550,000 shares of Common Stock at a public offering price of $0.40 per unit, and (ii) 9,180 Class B Units consisting of 9,180 shares of Series A Convertible Preferred Stock, with a stated value of $1,000, and convertible into an aggregate of 22,950,000 shares of Common Stock, and Warrants to purchase an aggregate of 22,950,000 shares of Common Stock. The Warrants have an exercise price of $0.44, are exercisable upon issuance and expire five years from the date of issuance.

The Company has granted the underwriters a 45-day option to purchase an additional 8,625,000 shares of Common Stock and/or Warrants to purchase an additional 8,625,000 shares of Common Stock. As of the closing of the offering, the underwriters have exercised their over-allotment option for Warrants to purchase 2,975,000 shares of Common Stock.

Aegis Capital Corp. acted as the sole book-running manager for the offering.

The securities described above were offered by the Company pursuant to a registration statement filed with the Securities and Exchange Commission (the “SEC”) that was declared effective on September 28, 2017. The final prospectus relating to the offering was filed with the SEC on October 2, 2017. The registration statement and final prospectus are available on the SEC’s website located at http:///www.sec.gov. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Ritter Pharmaceuticals

Ritter Pharmaceuticals, Inc. (www.RitterPharma.com, @RitterPharma) develops novel therapeutic products that modulate the gut microbiome to treat gastrointestinal diseases. Its lead product, RP-G28, has the potential to become the first FDA-approved treatment for lactose intolerance, a condition that affects millions worldwide. The Company is further exploring the functionality and discovering the therapeutic potential gut microbiome changes may have on treating/preventing a variety of conditions including: gastrointestinal diseases, immuno-oncology, metabolic, and liver disease.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding use of proceeds from the offering. Management believes that these forward-looking statements are reasonable as and when made. However, such statements involve a number of known and unknown risks and uncertainties that could cause the Company’s future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. For a discussion of certain risks and uncertainties affecting Ritter Pharmaceuticals’ forward-looking statements, please review the Company’s reports filed with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the period ended December 31, 2016 and Quarterly Reports on Form 10-Q for the periods ended March 31, 2017 and June 30, 2017. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. These statements are based on management’s current expectations and Ritter Pharmaceuticals does not undertake any responsibility to revise or update any forward-looking statements contained herein, except as expressly required by law.

Contact

Ellen Mochizuki

310-203-1000

ellen@ritterpharma.com